ZIONSFIRST QUARTER 2026 A p r i l 2 0 , 2 0 2 6 Financial Review

FORWARD-LOOKING STATEMENTS; USE OF NON-GAAP FINANCIAL MEASURES 2 Forward-Looking Information This presentation contains “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and assumptions regarding future events and outcomes. However, they are inherently subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performances, achievements, industry developments, or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements may include, among others: Statements concerning the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, operating results, and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and statements preceded or followed by, or that include, terminology such as “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” or similar words and expressions, including their negative forms. Forward-looking statements are not guarantees and should not be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, key factors that may cause material differences include: The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits; Changes in general industry, political, and economic conditions, including increases in the national debt, elevated inflation, economic slowdowns or recessions, and other macroeconomic challenges; changes in interest and reference rates, which could negatively impact our revenues and expenses, the valuation and performance of our assets and liabilities, and the availability and cost of capital and liquidity; Political developments, including government shutdowns and other significant disruptions and changes in the funding, size, scope, and effectiveness of the government, its agencies and services; The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in the interpretation, enforcement, and applicability of laws and fiscal, monetary, regulatory, trade, and tax policies; Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in regulatory bank fees, insurance assessments, and capital standards; and other regulatory requirements; Evolving trade policies and disputes, such as proposed and implemented tariffs and resulting market volatility and uncertainty, including the effects on supply chains, expenses and revenues for both us and our customers; Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to, us or the banking industry; Changes in our credit ratings; Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of, and demand for, our products and services, and our ability to recruit and retain talent; The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence, quantum computing, and related innovations affecting both us and the banking industry; Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; The growing presence of credit unions, financial technology companies (“fintechs”), and other emerging competitors within the financial services industry, including in the markets in which we operate; Our ability to innovate and address competitive pressures and other factors that may affect aspects of our business, such as pricing, the relevance of and demand for our products and services, and our ability to recruit and retain talent; The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence (“AI”), quantum computing, and related innovations affect ing both us and the banking industry; Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to develop and maintain technology and information security systems, along with effective controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents, particularly given the accelerating pace at which threat actors are developing and deploying increasingly sophisticated and targeted tactics against the financial services industry; The occurrence of fraud, theft, or other forms of misconduct perpetrated by external parties, including customers and business partners, or by our own employees; Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting, third parties upon whom we rely for the delivery of various products and services; The effects of wars, geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future; Natural disasters, pandemics, wildfires, catastrophic events, and other emergencies and incidents, and their impact on our operations, our customers’ business, and the communities we serve, including the increasing difficulty and expense of obtaining property, auto, business, and other insurance products; Diverging and evolving policy, legal, regulatory, and political developments— combined with differing stakeholder perspectives related to governance, environmental, and social matters—may subject us to potentially conflicting requirements and expectations; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; Adverse news and other expressions of negative public opinion—whether directed at us, other financial institutions, the banking industry, or the broader market—that may adversely affect our reputation and the industry more broadly; and Other assumptions, risks, or uncertainties described in this earnings release, and other SEC filings. We caution against placing undue reliance on forward-looking statements, as they reflect our views only as of the date they are issued. Except as required by law, we expressly disclaim any obligation to update any factors or publicly announce revisions to forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

FINANCIAL PERFORMANCE

First quarter results reflect typical seasonal expenses while revenue and profitability improved meaningfully compared to the prior-year period

- Net earnings of $232 million, or $1.56 per share, rose 37% versus the prior-year period on improved revenue and lower provision and declined 11% from the prior quarter on lower revenue and seasonal expenses
- The net interest margin increased 17 basis points versus prior year on improved funding costs and mix, and decreased by 4 basis points to 3.27% due to reductions in earning asset yields and lower average demand deposits
- Adjusted pre-provision net revenue increased 13% versus prior year and declined 9% versus prior quarter
- Average loans grew 2.4% annualized versus prior quarter and grew 2.5% versus prior year
- Average customer deposits declined 1.7% annualized versus prior quarter and increased 2.3% against prior year
- Net charge-offs were 0.03% of loans, annualized

Key Metrics (in millions, except ratios and per share data)	1Q26	4Q25	1Q25	Change From: 4Q25	Change From: 1Q25
Net earnings to common	**$232**	**$262**	**$169**	$(30), or (11)%	$63, or 37%
Diluted earnings per share (GAAP)	**$1.56**	**$1.76**	**$1.13**	$(0.20), or (11)%	$0.43, or 38%
Net interest margin	**3.27%**	**3.31%**	**3.10%**	(4) bps	17 bps
Adjusted pre-provision net revenue[1,3]	**$301**	**$331**	**$267**	$(30), or (9)%	$34, or 13%
Efficiency ratio[1,3]	**65.0%**	**62.3%**	**66.6%**	270 bps	(160) bps
Average loans	**61,141**	**60,788**	**59,635**	2.4% *Annualized*	2.5%
Average customer deposits[2]	**71,706**	**72,004**	**70,085**	(1.7)% *Annualized*	2.3%
Net charge-offs / loans *(annualized)*	**0.03%**	**0.05%**	**0.11%**	(2) bps	(8) bps
Return on average tangible common equity[1]	**15.5%**	**17.9%**	**13.4%**	(240) bps	210 bps

(1) See Appendix for non-GAAP financial measures.
(2) Excludes brokered deposits.
(3) Excluding the $15 million charitable contribution, the efficiency ratio for the three months ended December 31, 2025 would have been 60.6% and adjusted PPNR would have been $346 million.

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ZIONS BANCORPORATION

DILUTED EARNINGS PER SHARE

Earnings per share increased by 38% compared to the year-ago period and reflected positive operating leverage and strong credit performance

Diluted Earnings per Share



$1.13
$1.63
$1.48
$1.76
$1.56
1Q25
2Q25
3Q25
4Q25
1Q26

EPS Impact of Provision for Credit Losses



$(0.09)
$0.01
$(0.25)
$(0.03)
$0.04
1Q25
2Q25
3Q25
4Q25
1Q26

Notable Items[1]:

1Q26:

- No notable items with impact greater than $0.05 per share

4Q25:

- $(0.08) per share negative impact from $15 million charitable contribution
- $0.06 per share positive impact from $11 million net unrealized gain due to valuation adjustments in the SBIC investment portfolio
- $0.05 per share positive impact from a $9 million accrual reversal related to the FDIC special assessment

3Q25

- $(0.06) per share negative impact from $11 million net CVA loss

2Q25:

- $0.05 per share positive impact from IPO of SBIC investment

1Q25:

- $(0.11) per share negative impact from revaluation of deferred tax assets due to newly enacted state tax legislation

(1) Items that were $0.05 per share or more.

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ZIONS BANCORPORATION

PRE-PROVISION NET REVENUE (“PPNR”) 5 (1) PPNR includes taxable-equivalent revenue; Adjusted PPNR adjusts for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accruals, FDIC special assessment, securities gains (losses), and credit valuation adjustment income (loss). See Appendix. Adjusted PPNR decreased 9% versus the prior quarter and increased 13% over the prior year Linked quarter (1Q26 vs. 4Q25) • Adjusted PPNR decreased 9%: • Tax-equivalent net interest income decreased $21 million, or 3% • Adjusted customer-related fee income, which excludes CVA, decreased $1 million, or 1% • Adjusted noninterest expense, which includes the $15 million charitable contribution in 4Q25, increased $10 million, or 2%, due primarily to seasonal compensation Year-over-year (1Q26 vs. 1Q25) • Adjusted PPNR increased 13%: • Tax-equivalent net interest income up $38 million, or 6% • Adjusted customer-related fee income up $16 million, or 10% • Adjusted noninterest expense up $25 million or 5% $ 2 6 8 $ 3 2 4 $ 3 4 5 $ 3 5 6 $ 2 9 8 $ 2 6 7 $ 3 1 6 $ 3 5 2 $ 3 3 1 $ 3 0 1 1Q25 2Q25 3Q25 4Q25 1Q26 Pre-provision net revenue (PPNR) (non-GAAP) Adjusted PPNR (non-GAAP) PPNR1 ($ millions)

NET INTEREST INCOME & NET INTEREST MARGIN 6 Net interest margin declined 4 basis points sequentially; net interest income and margin increased year-over-year $624 $648 $672 $683 $662 3.10% 3.17% 3.28% 3.31% 3.27% 2.00% 2.50% 3.00% 3.50% 4.00% $500 1Q25 2Q25 3Q25 4Q25 1Q26 Net Interest Income Net Interest Margin ($ m ill io n s ) Linked quarter (1Q26 vs. 4Q25) • Net interest income decreased $21 million, or 3%: • Interest income decreased $45 million • $37 million, or 4%, decrease on loans • $8 million, or 5%, decrease on money market and securities • Interest expense decreased by $24 million • $24 million, or 8%, decrease on deposits • No change to interest expense on borrowings Year-over-year (1Q26 vs. 1Q25) • Net interest income increased $38 million, or 6%: • Interest income decreased $32 million, or 3% • $9 million, or 1%, increase on loans • $23 million, or 13%, decrease on money market and securities • Interest expense decreased $70 million, or 17% • $51 million, or 16%, decrease on deposits • $19 million, or 24%, decrease on borrowings

(0.12%) (0.06%) 0.27% 0.11% (0.03%) 3.10% 3.27% (0.02%) (0.10%) 0.14% (0.01%) (0.05%) 3.31% 3.27% NET INTEREST MARGIN 7 (1) Includes the impact of changes to both balance and rate/yield. (2) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest- bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities. Favorable deposit repricing was offset by declines in loan yields and free funds contribution vs prior quarter; funding costs lifted margin vs prior year Year-Over-Year (1Q26 vs. 1Q25) 1Linked Quarter (1Q26 vs. 4Q25) 1 Loans DepositsMoney Mkt & Securities Borrowings Free Funds2 Loans DepositsMoney Mkt & Securities Borrowings Free Funds2 1Q25 1Q264Q25 1Q26

NONINTEREST INCOME AND REVENUE 8 (1) Reflects total customer-related noninterest income, which excludes dividends and other income and net securities gains (losses). Adjusted excludes credit valuation adjustment income (loss). (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. See Appendix for non-GAAP financial measures. Adjusted customer-related fee income stable over past three quarters with modest growth in loan-related, wealth, and commercial account fees Customer-Related Noninterest Income 1 ($ millions) $ 7 9 5 $ 8 3 8 $ 8 6 1 $ 8 9 1 $ 8 4 9 $ 8 0 0 $ 8 3 7 $ 8 7 2 $ 8 7 9 $ 8 5 9 1Q25 2Q25 3Q25 4Q25 1Q26 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue 2 ($ millions) $ 1 5 8 $ 1 6 4 $ 1 6 3 $ 1 7 7 $ 1 7 2 $ 1 5 8 $ 1 6 4 $ 1 7 4 $ 1 7 5 $ 1 7 4 1Q25 2Q25 3Q25 4Q25 1Q26 Customer-Related Noninterest Income Adjusted Customer-Related Noninterest Income

NONINTEREST EXPENSE

Adjusted noninterest expense grew compared to the prior quarter due primarily to seasonal compensation expense



Noninterest Expense (NIE)
($ millions)
$538
$533
$527
$521
$527
$520
$546
$548
$562
$558
66.6%
62.2%
59.6%
62.3%
65.0%
1Q25
2Q25
3Q25
4Q25
1Q26
NIE (GAAP)
Adjusted NIE (Non-GAAP)(1)
Efficiency Ratio(2)

Linked quarter (1Q26 vs. 4Q25)

- Adjusted noninterest expense increased $10 million, or 2%
  - Salaries and benefits increased $26 million, or 8%
  - Fourth quarter 2025 included the $15 million charitable contribution

Year-over-year (1Q26 vs. 1Q25)

- Adjusted noninterest expense increased $25 million, or 5%, driven primarily by higher salary expense ($19 million) and professional and legal services ($7 million)

Notable items:

- 1Q26: No notable items > $0.05 per share
- 4Q25: $15 million charitable donation to Zions' foundation
- 4Q25: $2 million success fee accrual from multiple SBIC investments
- 2Q25: $2 million impact from success fee accrual from SBIC investment

(1) Adjusted for severance costs, restructuring costs, SBIC investments success fee accruals, FDIC special assessment, intangibles amortization, and other real estate expense.
(2) In addition to the expense adjustments from note 1, the efficiency ratio also includes adjustments to revenue for taxable-equivalent interest income, securities gains (losses), and credit valuation adjustment income (loss). See Appendix for Non-GAAP financial measures.

9 ZIONS BANCORPORATION

$59.6 $60.5 $60.8 $60.8 $61.1 5.84% 5.86% 5.91% 5.76% 5.62% 1Q25 2Q25 3Q25 4Q25 1Q26 ($ billions) AVERAGE LOANS AND DEPOSITS 10 (1) Beta calculated using interest-bearing deposit spot rates on 8/31/24, and 3/31/26, which were 3.20% and 2.20%, respectively. Total cost of deposit spot rate at 3/31/26 was 1.43%. Average yield on loans decreased 14 basis points versus prior quarter while total cost of deposits decreased eight basis points Average Total Loans Yield on Total Loans Average Total Deposits Total Cost of Deposits $50.7 $49.5 $49.4 $49.4 $49.3 $24.2 $24.7 $24.9 $26.6 $26.2 $74.9 $74.3 $74.3 $76.0 $75.5 1.76% 1.68% 1.67% 1.56% 1.48% 1Q25 2Q25 3Q25 4Q25 1Q26 ($ billions) Average Noninterest-bearing Deposits Average Interest-bearing Deposits Total interest-bearing deposits reflect a 57% cumulative beta1

$71 $70 $71 $72 $73 $5 $4 $4 $4 $4 $4 $7 $5 $4 $2 - 10 20 30 40 50 60 70 80 90 100 1Q25 2Q25 3Q25 4Q25 1Q26 $70 $70 $70 $72 $72 $5 $4 $4 $4 $4 $7 $8 $7 $5 $5 2.01% 1.97% 1.92% 1.76% 1.68% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% - 10 20 30 40 50 60 70 80 90 100 1Q25 2Q25 3Q25 4Q25 1Q26 DEPOSIT BALANCE AND BORROWING TRENDS 11 Note: Deposit figures shown in graphs may not foot due to rounding. Ending customer deposits increased 1.8% and average customer deposits decreased 0.4%, compared to prior quarter Q1 2026 total funding cost decreased 8 basis points compared to prior quarter to 1.68% • Period-end customer deposits grew $1.3 billion (+2%) linked quarter and grew $2.2 billion (+3%) versus prior year • Brokered deposits declined $42 million (-1%) linked quarter and declined $976 million (-20%) versus prior year • Short-term borrowings declined $2.5 billion (-87%) linked quarter and declined $2.8 million (-88%) versus prior year • Long-term debt increased $500 million during the quarter due to issuance of senior notes Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings ($ billions)

TOTAL INVESTMENT SECURITIES & MONEY MARKET INVESTMENTS

The bank has strong on-balance sheet liquidity



Total Investment Securities
and Money Market Investments
(period-end balances)
($ billions)
$2.9
$2.9
$3.4
$3.6
$2.7
$18.7
$18.4
$18.2
$18.1
$17.9
1Q25
2Q25
3Q25
4Q25
1Q26
% of earning assets
26%
26%
26%
26%
25%
Total Investment Securities
Money Market Investments

The investment securities portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from investment securities were $493 million for the quarter, partially offset by reinvestment of $299 million
- The composition of the investment securities portfolio allows for deep on-balance sheet liquidity through the repo market
- Approximately 95% of investment securities are U.S. Government and U.S. Government Agency / GSE securities

The investment securities portfolio is also used to balance interest rate risk

- The estimated deposit duration at March 31, 2026 was assumed to be longer than the loan duration (including swaps); the investment securities portfolio balanced this mismatch
- The estimated price sensitivity of the investment securities portfolio (including the impact of fair value hedges) was 3.7 years, compared to 3.8 years from the prior quarter and 4.0 years from the year-ago quarter

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ZIONS BANCORPORATION

CREDIT QUALITY 13 Continued low levels of net charge-offs and reduced non-performing assets; criticized and classified balances continued to improve Key Credit Metrics • Net charge-offs relative to average loans: • 0.03% annualized in 1Q26 • 0.13% over the last 12 months • 0.48%: NPAs / loans + OREO • NPA balance decreased $28 million in 1Q26 from 4Q25 • 3.80%: Classified loans / total loans • Classified balance decreased $48 million in 1Q26 from 4Q25 • 4.61%: Criticized loans / total loans • Criticized balance decreased $39 million in 1Q26 from 4Q25 Allowance for Credit Losses • 1.16% of total loans and leases, down three basis points from the previous quarter Credit Quality Ratios 6.01% 5.39% 4.75% 4.70% 4.61% 0.51% 0.51% 0.54% 0.52% 0.48% 4.82% 4.43% 4.00% 3.91% 3.80% 1Q25 2Q25 3Q25 4Q25 1Q26 Criticized / Loans NPAs / Loans + OREO Classified / Loans 229% 224% 213% 215% 239% 1.24% 1.20% 1.20% 1.19% 1.16% 1Q25 2Q25 3Q25 4Q25 1Q26 ALLL / Nonaccrual loans ACL / Loans

COMMERCIAL REAL ESTATE SUMMARY ($13.7 BILLION BALANCE)

The commercial real estate portfolio is granular and well diversified, 22% of total loans

CRE Portfolio Composition
As of Mar 31, 2026



Other, 13%
Multifamily, 30%
Residential Construction, 6%
Hospitality, 5%
Retail, 12%
Office, 12%
Industrial, 23%

- 83% term, 17% construction
- Portfolio growth has been carefully managed for over a decade through disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Collateral diversified by property type and location
- Net charge-offs since 2020 <1 bps annualized

Term CRE ($11.4B)

- Weighted average LTVs of < 60%
- Maturity distribution over the next three years: 27% (2026), 19% (2027), 14% (2028)
- Average & median loan size of $4.1 million & $1.1 million
- 11.0% criticized; 9.1% classified; 0.4% nonaccrual; 0.2% delinquencies

Construction and Land Development ($2.3B)

- Land and acquisition & development less than 2.0% of CRE portfolio
- 3.3% criticized; 2.9% classified; 0.0% nonaccrual; 0.0% delinquencies

Office ($1.6B)

- Weighted average LTVs (< 60%)
- 75% suburban and 25% Central Business District
- Average & median loan size of $4.4 million & < $1 million
- 7.8% criticized / classified; 2.3% nonaccrual; 1.1% delinquencies
- Term office portfolio is 89% leased (weighted average)
- Net charge-offs since 2020 <6 bps annualized

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Note: Loan to Value (LTV) calculations reflect the most current bank ordered / reviewed appraisal in the denominator and the current outstanding balance in the numerator. Appraisals and evaluations are performed in accordance with regulatory guidelines. Percentages shown in graphs may not foot due to rounding. Leasing percentage based on CRE Term office loans > $2.0 million. 90% of portfolio.

ZIONS BANCORPORATION

1 0 .0% 1 0 .2% 1 0 .3% 1 0 .4% 1 0 .6% 1 0 .7% 1 0 .9% 1 0 .8% 1 1 .0% 1 1 .3% 1 1 .5% 1 1 .5% 1 1 .1% 1 1 .3% 1 1 .3% 1 1 .5% 1 1 .6% 1 1 .8% 1 2 .0% 1 1 .9% 1 2 .0% 1 2 .4% 1 2 .5% 1 2 .6% 0% 2% 4% 6% 8% 10% 12% 14% 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 4 Q 2 4 1 Q 2 5 2 Q 2 5 3 Q 2 5 4 Q 2 5 1 Q 2 6 Common Equity Tier 1 % ACL / Risk-weighted Assets CAPITAL STRENGTH 15 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to capital levels as a percentage of risk-weighted assets Net Charge-offs annualized, as a percentage of risk-weighted assets 0 .0 8% 0 .0 8% 0 .0 5% 0 .0 4% 0 .0 9% 0 .0 2% 0 .2 1% 0 .0 9% 0 .0 6% 0 .3 3% 0 .0 4% 0 .0 2% 0% 2% 4% 6% 8% 10% 12% 14% 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 4 Q 2 4 1 Q 2 5 2 Q 2 5 3 Q 2 5 4 Q 2 5 1 Q 2 6 Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets

FINANCIAL OUTLOOK (1Q 2027E VS. 1Q 2026A) 16 Outlook provided as of April 20, 2026 Outlook Comments Moderately Increasing ▪ Commercial loans, led by C&I and Owner Occupied, expected to drive loan growth followed by Commercial Real Estate. Consumer loans expected to contract slightly Moderately Increasing ▪ Net interest income growth expected from earning asset remix and loan and deposit growth Moderately Increasing ▪ Broad-based growth expected with capital markets contributing in an outsized way Moderately Increasing ▪ Technology costs, increased marketing, and continued investments in revenue- generating businesses expected to put mild pressure on noninterest expense; positive operating leverage expected Adjusted Customer- Related Noninterest Income1 Loan Balances (period-end) Net Interest Income Adjusted Noninterest Expense (1) Adjusted customer-related noninterest income outlook does not include the current or future impact of credit valuation adjustment income (loss). See appendix for non-GAAP financial measures.

ZIONS BANCORPORATION DRIVES VALUE FOR ITS STAKEHOLDERS 17 Source: Moody’s Analytics. Data as of Oct 2025. We are determined to help our clients achieve greater financial strength, help build strong, successful communities, and create economic opportunity Distinctive Local Operating Model Managing Risk Delivering Value to Our Stakeholders • Transformation of our core systems to a modern, real-time architecture improving banker productivity and customer experience • New digital products and services streamlining our customer interactions • Tangible book value per share growth exceeding 20% for three consecutive years (2023-2025) • Focus on serving small- to medium-sized businesses, resulting in a granular deposit franchise and a long-term funding advantage • Local decision making and empowered bankers support strong customer relationships • Coalition Greenwich Best Bank Awards: Ranked seventh among all U.S. banks in Middle Market & Small Business • Have built and maintained a robust risk management team and framework since the global financial crisis • Net credit losses to loans ratio that is consistently in the top quartile of peer banks • Prepared for large bank regulation due to previous SIFI experience and simpler legal structure Across 11 western states, our footprint includes some of the strongest markets in the country reflected in the quality and diversity of our portfolio • These states create ~35% of national GDP • Population and job growth outpace national average Strong Geographic Footprint

APPENDIX 18 • Financial Results Summary • Accumulated Other Comprehensive Income (AOCI) • Balance Sheet Profitability • Loan Growth by Bank Brand and Loan Type • Allowance and Credit Metrics • Earning Asset Repricing • Interest Rate Swaps • Interest Rate Sensitivity • Credit Quality Trends • Loan Loss Severity (NCOs as a percentage of nonaccrual loans) • Credit Metrics: Commercial Real Estate • Loans to Non-Depository Financial Institutions • Coalition Greenwich Recognition • Non-GAAP Financial Measures

FINANCIAL RESULTS SUMMARY

Quarterly financial highlights

(Dollar amounts in millions, except per share data)	Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Earnings Results:					
Diluted Earnings Per Share	$ 1.56	$ 1.76	$ 1.48	$ 1.63	$ 1.13
Net Earnings Applicable to Common Shareholders	232	262	221	243	169
Net Interest Income	662	683	672	648	624
Noninterest Income	187	208	189	190	171
Noninterest Expense	562	546	527	527	538
Pre-Provision Net Revenue - Adjusted[1]	301	331	352	316	267
Provision for Credit Losses	(7)	6	49	(1)	18
Ratios:					
Return on Assets[2]	1.05 %	1.16 %	0.99 %	1.09 %	0.77 %
Return on Common Equity[3]	13.1 %	14.9 %	13.3 %	15.3 %	11.1 %
Return on Tangible Common Equity[3]	15.5 %	17.9 %	16.0 %	18.7 %	13.4 %
Net Interest Margin	3.27 %	3.31 %	3.28 %	3.17 %	3.10 %
Cost of Total Deposits[4]	1.48 %	1.56 %	1.67 %	1.68 %	1.76 %
Efficiency Ratio [1]	65.0 %	62.3 %	59.6 %	62.2 %	66.6 %
Effective Tax Rate	20.7 %	22.4 %	22.1 %	21.8 %	28.9 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.48 %	0.52 %	0.54 %	0.51 %	0.51 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.03 %	0.05 %	0.37 %	0.07 %	0.11 %
Common Equity Tier 1 Capital Ratio[5]	11.5 %	11.5 %	11.3 %	11.0 %	10.8 %

(1) Adjusted for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accrual, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures; (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates.

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ZIONS BANCORPORATION

(2.7) (2.4) (1.9) (1.7) (1.4) (3.0) (2.5) (2.0) (1.5) (1.0) (0.5) - 4Q23 4Q24 4Q25 4Q26 4Q27 B ill io n s ACCUMULATED OTHER COMPREHENSIVE INCOME/LOSS (AOCI) 20 Note: AOCI burndown based on path of forward curve and hedges in place at March 31, 2026. Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM. Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. Steady AOCI improvement with meaningful protection against term rate volatility due to hedging strategy • AOCI is projected to improve by $270 million, or 14%, in 2026 relative to 2025 • This adds 29 basis points to the tangible common equity ratio in 2026 relative to 2025, all else equal • Hedging strategy provides meaningful protection against term rate volatility • The forward curve at 3/31/2026 assumes no rate cuts in 2026 Actual Projection Based on forward curve at 3/31/2026 AOCI Projection $590 million, or 30%, projected improvement from 4Q25 to 4Q27 14% 30% Projected Improvement vs. 4Q25

BALANCE SHEET PROFITABILITY 21 (1) Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures. Excluding the effect of AOCI from average tangible common equity would result in associated returns of 10.9%, 9.2%, 13.1%, 11.5%, and 13.3% for the periods presented, respectively. Profitability improved over the year-ago quarter due to increased revenue and low provision for credit losses 0.77% 1.09% 0.99% 1.16% 1.05% 1Q25 2Q25 3Q25 4Q25 1Q26 13.4% 18.7% 16.0% 17.9% 15.5% 1Q25 2Q25 3Q25 4Q25 1Q26 Return on Assets Return on Tangible Common Equity 1

LOAN GROWTH – BY BANK AFFILIATE AND LOAN TYPE 22 (1) Other category loans includes consumer construction, bankcard, and other consumer loan categories. Totals and percentages shown above may not foot due to rounding. Linked quarter growth led by Texas, Utah, and Colorado markets; C&I and CRE segments contributed to quarterly growth Zions Bank, 27% CB&T, 24% Amegy, 27% NBAZ, 8% NSB, 5% Vectra, 5% CBW, 4% Other, 0.3% Commercial ($31.9B) Zions Bank, 22% CB&T, 30%Amegy, 19% NBAZ, 12% NSB, 6% Vectra, 6% CBW, 5% Commercial Real Estate ($13.7B) Consumer ($15.8B) Zions Bank, 25% CB&T, 23% Amegy, 22% NBAZ, 10% NSB, 8% Vectra, 9% CBW, 0.4% Other, 3% Period-End Linked Quarter Loan Growth (1Q26 vs. 4Q25) C o m m e rc ia l C R E C o n s u m e r Loan Distribution by Bank and Product (in millions) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW Other Total C&I (ex-Oil & Gas) 38 110 166 (80) 16 (2) (33) 13 228 Owner occupied 27 14 13 9 12 (26) - - 49 Energy (Oil & Gas) (2) - (74) - - - - - (76) Municipal 12 6 (29) 5 (2) 4 (1) (17) (22) CRE C&D 33 (50) 16 24 (16) 67 35 - 109 CRE Term 65 (141) 96 84 23 39 (13) - 153 1-4 Family (27) (43) (53) 6 (9) (18) - 88 (56) Home Equity (16) 28 (2) 8 (4) 17 (5) - 26 Other1 (13) 18 (7) 1 (2) 3 1 - 1 Total net loans 117 (58) 126 57 18 84 (16) 84 412

ALLOWANCE AND CREDIT METRICS 23 CECL methodology reflects reserve build ahead of realized deterioration of credit metrics 678 711 738 729 736 726 736 741 743 732 725 724 713 1.20 1.25 1.30 1.26 1.27 1.24 1.25 1.25 1.24 1.20 1.20 1.19 1.16 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 ACL ($) ACL (% of loans) Through 2022 and 2023, the ACL increased, despite improving problem loan levels, due to forecasts of future credit quality deterioration. The reserve ratio in 2024 remained stable and the 2025-26 ratios have modestly improved as certain portfolio-specific risks have improved outlooks. 171 162 216 222 248 261 363 297 305 308 319 315 279 912 768 769 825 966 1,264 2,093 2,870 2,891 2,697 2,415 2,380 2,332 Nonaccruals Classifieds Coverage ratio remained relatively steady while problem loans increased Coverage ratio increased while problem loans decreased

SIMULATED REPRICING EXPECTATIONS: EARNING ASSETS & LOANS 24 (1) Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. A substantial portion of earning assets reset within one year with additional resets in later periods 58% 9% 8% 6% 9% 10% 49% 11% 16% 5% 9% 10% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f L o a n s Loans: Rate Reset / Maturity Profile1 Loans After Hedging Earning Assets: Rate Reset / Maturity Profile1 48% 9% 8% 7% 10% 18% 45% 10% 14% 5% 8% 18% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f E a rn in g A s s e ts Earning Assets After Hedging

5,509 5,553 5,552 5,542 5,538 5,533 5,047 3.34 3.34 3.34 3.34 3.34 3.34 3.29 0 2,000 4,000 6,000 8,000 10,000 12,000 4Q25 1Q26 2Q26 3Q26 4Q26 2027 2028 Average Outstanding ($B) Average Fixed Rate Paid (%) 2,536 7,929 9,783 9,150 9,280 6,436 845 3.75 3.71 3.64 3.55 3.55 3.58 3.93 0 2,000 4,000 6,000 8,000 10,000 12,000 4Q25 1Q26 2Q26 3Q26 4Q26 2027 2028 Average Outstanding ($B) Average Fixed Rate Received (%) PORTFOLIO INTEREST RATE HEDGES AT MARCH 31, 2026 25 Swaps and futures are used to balance our interest rate sensitivity to income and value Receive-Fixed Hedges1 (pay floating rate) Pay-Fixed Rate Hedges2 (receive floating rate) (1) Received-fixed hedges consist of hedging pools of floating rate loans or received-fixed swaps on subordinated debt. Includes certain economic hedges not designated for accounting purposes. (2) Pay-fixed hedges consist of fair value swaps hedging fixed-rate AFS securities and fixed-rate commercial loans or short-term debt hedges on rolling FHLB advances. Interest rate sensitivity is managed in part with portfolio interest rate hedges1 • In the first quarter, $4.5 billion of receive-fixed swap hedges were added with a fixed rate of 3.50%, $8.5 billion in three-month futures hedges with a yield of 3.59%, and $300 million in fair value pay-fixed hedges with a fixed rate of 3.72%. Receive-fixed swaps and futures are being added to manage asset sensitivity down. $ M ill io n s

INTEREST RATE SENSITIVITY – PARALLEL RATE SHOCKS 26 (1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume $1.6 billion of noninterest-bearing demand deposit migration to higher-cost products Standard parallel rate shocks suggest asset sensitivity; asset sensitivity has lessened from prior quarter because of increased hedging activity (8%) (4%) 4% 8% (7%) (4%) 4% 7% −200 bps −100 bps +100 bps +200 bps Simulated Net Interest Income Sensitivity 1 as of 12/31/2025 as of 3/31/2026

CREDIT QUALITY TRENDS RELATIVE TO PEERS 27 Source: S&P CapIQ, data as of December 31, 2025, where available. NPAs + 90 DPD = nonperforming assets (nonaccrual loans plus other real estate owned) plus loans 90 days past due and still accruing interest. Zions’ NCO/Loans ratio is frequently in the best (lowest) quartile of peers; low loss rates on NPAs NPA Ratio NPAs + 90 DPD, as a percentage of Loans + OREO NCOs / Loans (Trailing 12-month Average) (0.10%) 0.10% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1 Q 2 1 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 4 Q 2 4 1 Q 2 5 2 Q 2 5 3 Q 2 5 4 Q 2 5 ZION Peer Top Quartile Peer Bottom Quartile (0.10%) 0.10% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1 Q 2 1 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 4 Q 2 4 1 Q 2 5 2 Q 2 5 3 Q 2 5 4 Q 2 5 ZION Peer Top Quartile Peer Bottom Quartile

LOAN LOSS SEVERITY 28 Source: S&P CapIQ. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 1 5% 1 5% 1 8% 2 0% 2 0% 3 2% 3 6% 3 7% 4 2% 4 4% 4 5% 4 8% 5 5% 6 0% 7 6 % Z IO N Annualized NCOs / Nonaccrual Loans Five Year Average (2021Q1 – 2025Q4) vs Peers Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2011Q1 – 2025Q4) vs Peers 1 3% 1 5% 1 8% 1 9% 2 3% 3 0% 3 7% 3 9% 4 0% 4 3% 4 4% 4 7% 5 1% 5 3% 6 5 % Z IO N > 1 0 0% > 1 0 0%

COMMERCIAL REAL ESTATE PROBLEM LOANS IN FOCUS 29 Note: LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. Approximately 8% of CRE classified balances have 2026 appraisals, 55% in 2025, 14% 2024, 24% 2023 and earlier. The commercial real estate portfolio benefits from strong LTVs, guarantor support, low delinquencies, and diversification • CRE classifieds decreased $100 million during the quarter • Reduction in classified levels from improved leasing and cash flow plus payoffs and re-margins • Full repayment of a non-accrual office loan • Improved credit quality metrics with nonaccruals (0.31%), delinquencies (0.18%), and charge-offs (TTM 0.00%) - due to conservative underwriting, significant equity, and guarantor support • The ACL for CRE remains substantial relative to credit quality measures (1.3% of CRE balances, 4.3x CRE nonaccruals) 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Classified CRE LTVs Appraised vs. Index Adjusted Index Adjusted Most Recent Appraisal (50) (40) (30) (20) (10) 0 10 20 30 Office Industrial Multifamily Change in CRE Problem Loans Levels 12/31/25 to 03/31/26 Criticized Classified Nonaccrual 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 CRE Nonperforming Asset and Charge-offs Levels Nonaccrual % GCO QTD Annualized 30+ Days Past Due

IN-DEPTH REVIEW: COMMERCIAL REAL ESTATE 30 Data is updated through 1Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. Limited tail loan-to-value risk in portfolio; controlled CRE growth and improving credit metrics WAVG LTV % of CRE Term % of CRE Construction Classified % ACL % Multifamily 60% 29% 53% 13.6% 1.4% Industrial / Warehouse 64% 24% 24% 8.8% 1.1% Office 57% 14% 2% 7.8% 2.7% Retail 49% 14% 6% 3.2% 1.2% Hospitality 44% 6% 0% 1.1% 0.4% Zions has limited “tail risk” in its CRE portfolio Total CRE Problem Loan Trends as a percentage of total CRE loans ($ b ill io n s ) CRE LTVs Appraised vs. Indexed 0% 5% 10% 15% 20% 25% 30% 35% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal 2.7 2.4 2.5 2.2 2.3 10.9 11.2 11.0 11.2 11.4 1Q25 2Q25 3Q25 4Q25 1Q26 Balance Trends Construction Balances Term Balances 0.6 0.8 0.7 0.1 3.1 2.2 1.6 4.5 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 16% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized

DISCIPLINED COMMERCIAL REAL ESTATE GROWTH 31 Data as of December 31, 2025; peer growth rates are normalized for significant acquisitions Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades. • Key factors: • Measured and disciplined growth compared to peers • Significant borrower equity – conservative LTVs • Disciplined underwriting on debt service coverage • Diversified by geography and asset class • Limited exposure to land 0 50 100 150 200 250 300 350 400 4 Q 1 5 4 Q 1 6 4 Q 1 7 4 Q 1 8 4 Q 1 9 4 Q 2 0 4 Q 2 1 4 Q 2 2 4 Q 2 3 4 Q 2 4 4 Q 2 5 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied

IN-DEPTH REVIEW: CRE OFFICE ($1.6 BILLION BALANCE) 32 Data updated through 1Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Office portfolio is 12% of total CRE exposure and 2.6% of total loans; charge-offs remain limited • Allowance for credit losses: 2.7% of balances / 34% of criticized balances • 11% decrease in balances year-over-year via payoffs, loan rebalance, amortization; 36% decrease in balances since 1Q 2021 • Criticized levels continue to decline via loan repayment and positive property leasing; nonaccruals (2.3%) remain low • Median loan size: <$1 million; average loan size: $4.4 million • 28% variable rate with swap, 16% fixed rate, 56% variable rate w/o swap • 31% of total office exposure has a maturity date in the next 12 months • By State: 25% UT, 19% WA, 17% CA, 14% AZ, 11% TX, 14% all other Office Problem Loan Trends as a percentage of total office loans ($ billions) When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination CRE Office LTVs Appraised vs. Indexed ($ billions) 0.0 0.0 0.0 0.3 0.4 0.1 0.7 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0.1 0.0 0.0 0.0 0.0 1.7 1.7 1.7 1.7 1.6 1Q25 2Q25 3Q25 4Q25 1Q26 Balance Trends Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal

CRE Multifamily Term Appraised vs. Indexed IN-DEPTH REVIEW: CRE MULTIFAMILY ($4.1 BILLION BALANCE) 33 Data is updated through 4Q25. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Multifamily portfolio is 30% of total CRE exposure and 7% of total loan exposure • Allowance for credit losses: 1.4% of total multifamily balances / 9% of criticized balances • Net charge-offs since 2020 <1 bps annualized • Loan balances up slightly year-over-year • Elevated criticized levels from longer lease up timelines and construction delays; nonaccruals remain at 0.0% • 81% term, 19% construction • Median loan size: $1.1 million; average loan size: $5.8 million • 17% variable rate with swap, 10% fixed rate, 73% variable rate w/o swap • By State: 29% TX, 23% CA, 14% UT, 10% AZ, 9% WA, 15% all other Multifamily Problem Loan Trends as a percentage of total multifamily loans When values are updated based on indexed / current values, multifamily exposure continues to benefit from low LTVs at origination ($ billions)($ billions) 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal 1.0 0.9 1.0 0.8 0.8 3.1 3.1 2.9 3.2 3.3 1Q25 2Q25 3Q25 4Q25 1Q26 Balance Trends Construction Balances Term Balances 0.2 0.3 0.2 0.0 1.4 0.6 0.4 0.9 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0% 5% 10% 15% 20% 25% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized

IN-DEPTH REVIEW: CRE INDUSTRIAL ($3.1 BILLION BALANCE) 34 Data is updated through 1Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Industrial portfolio is 23% of total CRE exposure and 5% of total loan exposure • Allowance for credit losses: 1.1% of balances / 10% of criticized balances • Net charge-offs since 2020 <1 bps annualized • Loan balances up 6% year-over-year • Elevated but declining criticized levels from longer lease up timelines and construction delays; nonaccruals remain at 0.0% • 88% term, 12% construction • Median loan size: $1.7 million; average loan size: $5.1 million • 15% variable rate with swap, 11% fixed rate, 74% variable rate w/o swap • By State: 27% CA, 16% TX, 15% AZ, 15% UT, 9% NV, 18% all other Industrial Problem Loan Trends as a percentage of total industrial loans ($ billions) When values are updated based on indexed / current values, industrial exposure continues to benefit from low LTVs at origination CRE Industrial Term Appraised vs. Indexed 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized 0.1 0.1 0.1 0.0 0.8 0.5 0.4 1.1 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0.5 0.4 0.4 0.3 0.4 2.4 2.6 2.7 2.7 2.7 1Q25 2Q25 3Q25 4Q25 1Q26 Balance Trends Construction Balances Term Balances 0% 5% 10% 15% 20% 25% 30% 35% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal

LOANS TO NON-DEPOSITORY FINANCIAL INSTITUTIONS (NDFI) ($2.0B BALANCE) 35 (1) Peer information sourced from S&P Capital IQ through December 31, 2025, adjusted for mergers and acquisitions where applicable. Peer data also includes the impact of any reclassifications that resulted from updated call report guidance. Loans to NDFIs make up 6% of the commercial portfolio and are 3% of total loans; portfolio growth has been limited Zions’ NDFI Portfolio Allocation Business Credit: BDCs, SBIC, Senior Loan Funds, Equipment Leasing $974 | 48% Mortgage Credit: REITs, Residential and Commercial Mortgage $330 | 16% Consumer Credit: Consumer Secured and Unsecured Loans $316 | 15% Private Equity Funds: Capital Call Lines, Subscription Lines $124 | 6% Other Loans: Family Office, Insurance, Broker/Dealer $290 | 14% Total Loans to Non-Depository Financial Institutions $2,034 Portfolio characteristics: • Diversified across many lending segments and asset classes • Loans tend to be governed by a borrowing base against diversified pools; structure depends on relationship length, borrower sophistication, and borrower industry • Average loan size is approximately $7.9 million; median size of $1.3 million • Problem loan levels remain low; Criticized 0.7%, Classified 0.7%, Nonaccrual 0.5% • Less than $500 million (<1% of total loans) in combined outstanding exposure to Business Development Corporations and Private Debt funds $ millions; as of 3/31/2026 0 200 400 600 800 1,000 1,200 1 Q 2 0 2 Q 2 0 3 Q 2 0 4 Q 2 0 1 Q 2 1 2 Q 2 1 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 3 Q 2 4 4 Q 2 4 1 Q 2 5 2 Q 2 5 3 Q 2 5 4 Q 2 5 ZION Peer Median Peer Top Quartile Peer Bottom Quartile Indexed: 1Q20 = 100 NDFI Growth1 3% 0% 5% 10% 15% 20% 25% ZION Peer Non-Depository Financial Institutions Concentration as a percentage of total loans

MIDDLE MARKET COALITION GREENWICH BEST BANK AWARDS

$10MM-500MM

Zions compares favorably to global competitors (JP Morgan, Bank of America, Wells Fargo, US Bank)

Awards don't define us … but this consistency confirms the strength of our model

Coalition Greenwich Customer Satisfaction % Excellent Citations*

Middle Market (Revenue of $10MM-$500MM)	Zions Bancorp	Major Bank Competitors (Avg. Score)	Highest Major Bank Competitor's Score	Zions' Rank
Overall Satisfaction - Customers	49	43	48	1st
Bank You Can Trust	78	50	53	1st
Values Long-Term Relationships	78	53	58	1st
Ease of Doing Business	66	47	51	1st
Overall Customer Satisfaction:				
-with Bankers	79	53	57	1st
-with TMO/CM Specialist	62	49	58	1st
-with Cash Management	53	44	48	1st
Net Promoter Score**	55	40	54	1st

Greenwich Best Bank Awards

- ***Ranked seventh among all U.S. banks for Middle Market & Small Business with 15 Best Bank Awards***
- Consistently recognized as an industry leader - one of only four U.S. banks to average 15 or more wins overall since the inception of the awards in 2009
- Since the awards' inception, Zions has received the second highest number of middle market awards

Coalition Greenwich Awards Best Bank

36

Source: Coalition Greenwich Voice of Client – 2025 US Commercial Banking Study
*Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

ZIONS BANCORPORATION

SMALL BUSINESS COALITION GREENWICH BEST BANK AWARDS

$1MM-10MM

Zions compares favorably to global competitors (JP Morgan, Bank of America, Wells Fargo, US Bank)

Awards don't define us … but this consistency confirms the strength of our model

Coalition Greenwich Customer Satisfaction % Excellent Citations*

Small Business (Revenue of $1MM-$10MM)	Zions Bancorp	Major Bank Competitors (Avg. Score)	Highest Major Bank Competitor's Score	Zions' Rank
Overall Satisfaction - Customers	52	45	54	2nd
Overall Satisfaction - Lead Relationships	59	50	58	1st
Bank You Can Trust	73	54	62	1st
Values Long-Term Relationships	69	52	62	1st
Ease of Doing Business	65	50	54	1st
Overall Customer Satisfaction:				
-with Bankers	74	54	67	1st
-with TMO/CM Specialist	63	53	58	1st
-with Cash Management	54	45	54	1st**
Net Promoter Score***	64	36	47	1st

Greenwich Best Bank Awards

- ***Ranked seventh among all U.S. banks for Middle Market & Small Business with 15 Best Bank Awards***
- Consistently recognized as an industry leader - one of only four U.S. banks to average 15 or more wins overall since the inception of the awards in 2009
- Since the awards' inception, Zions has received the sixth highest number of small business awards

Coalition Greenwich Awards Best Bank

Source: Coalition Greenwich Voice of Client – 2025 US Commercial Banking Study
*Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
**Tied for top rank with Chase
***NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) – 0

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ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES

In millions		1Q26	4Q25	3Q25	2Q25	1Q25
(a)	Total noninterest expense	$562	$546	$527	$527	$538
	LESS adjustments:					
	Severance costs	3	5	6	2	3
	Other real estate expense	-	(2)	-	-	-
	Amortization of core deposit and other intangibles	2	2	2	2	2
	FDIC special assessment	(1)	(9)	(2)	-	-
	SBIC investment success fee accrual	-	2	1	2	-
(b)	*Total adjustments*	4	(2)	7	6	5
(c) = (a - b)	**Adjusted noninterest expense**	**558**	**548**	**520**	**521**	**533**
(d)	Net interest income	662	683	672	648	624
(e)	Fully taxable-equivalent adjustments	11	11	11	13	11
(f) = (d + e)	Taxable-equivalent net interest income (TE NII)	**673**	**694**	**683**	**661**	**635**
(g)	Customer-related noninterest income	172	177	163	164	158
(h)	Net credit valuation adjustment (CVA)	(2)	2	(11)	-	-
(i) = (g - h)	**Adjusted customer-related noninterest income**	**$174**	**$175**	**$174**	**$164**	**$158**
(j)	Noncustomer-related noninterest income	15	31	26	26	13
(k)	Securities gains (losses), net	3	21	11	14	6
(l) = (j - k)	**Adjusted noncustomer-related noninterest income**	***12***	***10***	***15***	***12***	***7***
(m) = (f + g + j)	**Combined income**	**$860**	**$902**	**$872**	**$851**	**$806**
(n) = (f + i + l)	**Adjusted tax-equivalent revenue**	**$859**	**$879**	**$872**	**$837**	**$800**
(m) – (a)	**Pre-provision net revenue (PPNR)**	**$298**	**$356**	**$345**	**$324**	**$268**
(n) – (c)	**Adjusted pre-provision net revenue (PPNR)**	**$301**	**$331**	**$352**	**$316**	**$267**
(c) / (n)	**Efficiency Ratio**	**65.0%**	**62.3%**	**59.6%**	**62.2%**	**66.6%**

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Note: Excluding the $15 million charitable contribution, the efficiency ratio for the three months ended December 31, 2025 would have been 60.6%.

ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES (CONTINUED) 39 In millions 1Q26 4Q25 3Q25 2Q25 1Q25 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $232 $262 $221 $243 $169 Adjustments, net of tax: Amortization of core deposit and other intangibles 2 2 2 2 1 (a) Net earnings applicable to common, net of tax $234 $264 $223 $245 $170 Average common equity (GAAP) $7,194 $6,956 $6,616 $6,357 $6,182 Average goodwill and intangibles (1,090) (1,093) (1,095) (1,097) (1,052) (b) Average tangible common equity (non-GAAP) $6,104 $5,863 $5,521 $5,260 $5,130 (c) Number of days in quarter 90 92 92 91 90 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non- GAAP) 15.5% 17.9% 16.0% 18.7% 13.4%

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